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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
Packeteer, Inc.:

The audits referred to in our report dated March 3, 1999, except as to Note 9, which is as of May 19, 1999, included the related financial statement schedule for the period from January 25, 1996 to December 31, 1996 and for each of the years in the two-year period ended December 31, 1998, included in this registration statement on page II-5. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.




                                       /s/ KPMG LLP


Mountain View, California
July 21, 1999